Exhibit 3.1(e)(i)

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                          CERTIFICATE OF INCORPORATION

                                       OF

                         CHECK MART OF NEW JERSEY, INC.
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               The undersigned, being a natural person of the age of 18
     years or older, does hereby act as incorporator for the purpose of incorporating a business corporation under the New Jersey Business Corporation Act.

               FIRST:  The name of the corporation (hereinafter called the
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     "Corporation") is Check Mart of New Jersey, Inc.

               SECOND:  The name and address of the initial registered
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     office of the Corporation in the State of New Jersey is The
     Corporation Trust Company, 820 Bear Tavern Road, West Trenton, New Jersey 08628. The registered office of the Corporation in the State of New Jersey shall be deemed for venue and official publication purposes to be located in Mercer County.

               THIRD:  The Corporation has as its purpose the engaging in
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     any lawful act or activity for which corporations may be incorporated under the New Jersey Business Corporation Act, as from time to time amended or supplemented.

               FOURTH:  The aggregate number of shares that the Corporation
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     shall have authority to issue is 100, all of which shares shall be
     Common Shares having a par value of $0.01 each.

               FIFTH:  The name and mailing address of the incorporator is
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     John J.M. Selig, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New
     York, New York 10153.

               SIXTH:  In furtherance and not in limitation of the powers
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     conferred by law, the board of directors of the Corporation is expressly authorized to make, alter or repeal the By-laws of the Corporation, but any By-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

               SEVENTH:  Notwithstanding any provisions in the By-laws to
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     the contrary, each shareholder shall have one vote for each share entitled to vote on matters to be decided by a vote of the





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     shareholders.  There shall be no cumulative voting for the election of directors.

               EIGHTH:  A director shall not be personally liable to the
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     Corporation or its shareholders for damages for any breach of duty as a director, except for any matter in respect of which such director shall be liable by reason that, in addition to any and all other requirements for such liability, there shall have been a judgment or other final adjudication adverse to such director that establishes that such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled. Neither the amendment nor the repeal of this Certificate shall eliminate or reduce the effect of this Certificate in respect to any matter occurring, or any cause of action, suit or claim that, but for this Certificate, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

               NINTH:  The Corporation shall indemnify, to the fullest
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     extent permitted by the New Jersey Business Corporation Act, as the same may be amended or supplemented from time to time, all persons whom it is permitted to indemnify pursuant thereto.

               TENTH:  The number of directors constituting the first board
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     of directors of the Corporation is two (2) and the names and the address of the persons who are to serve as the first directors of the Corporation are as follows:

               NAME           ADDRESS
               ----           -------
          Jeffrey A. Weiss    Dollar Financial Group
                              1436 Lancaster Avenue
                              Suite 210
                              Berwyn, PA 19312

          Donald F. Gayhardt  Dollar Financial Group
                              1436 Lancaster Avenue
                              Suite 210
                              Berwyn, PA 19312






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               IN WITNESS WHEREOF, the undersigned has duly executed this
     Certificate of Incorporation on this 29th day of January, 1996.




                                        /s/ John J.M. Selig
                                        --------------------
                                        John J.M. Selig
                                        Sole Incorporator






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